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                                                                    EXHIBIT 23.4




                       CONSENT OF INDEPENDENT AUDITORS



        We consent to the inclusion of our report dated February 16, 1996 on our audit of the financial statements of Harrington Services Corporation as at December 31, 1995 and for the year ended in the Form 8-K/A filed September 13, 1996 and incorporated by reference in the registration statement of HealthPlan Services Corporation on Form S-4. We also consent to the reference to our firm under the caption "Experts".



Richard A. Eisner & Company, LLP

New York, New York
November 11, 1996